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                                                                   EXHIBIT 99.2

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

The Board of Directors
Delta and Pine Land Company
One Cotton Row
Scott, Mississippi 38772

Members of the Board:

  We hereby consent to the use of our name and to the description of our opinion letters dated May 8, 1998 and October 23, 1998 under the captions "SUMMARY--Opinions of Financial Advisor to Delta Pine", "THE MERGER-- Recommendation of the Delta Pine Board of Directors; Reasons for the Merger", and "--Opinions of Financial Advisor" in, and to the inclusion of the October 23, 1998 opinion letter as Appendix B to, the Proxy Statement/Prospectus of Delta and Pine Land Company and Monsanto Company, which Proxy Statement/Prospectus is part of this Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 /s/ Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

New York, New York

October 27, 1998